                                                                      EXHIBIT 21

                                CABOT CORPORATION

                            SIGNIFICANT SUBSIDIARIES

                            As of September 30, 2001



Name                                        Jurisdiction
----                                        ------------
Cabot Canada Ltd.                           Canada
Cabot Carbon Limited                        England
Cabot do Brasil                             Brazil
Cabot FSC, Inc.                             Barbados
Cabot G.B. Limited                          England
Cabot B.V.                                  The Netherlands
Cabot International Capital Corporation     Delaware
CDE Company                                 Delaware